Exhibit 99.1

NOBILITY HOMES, INC. ANNOUNCES INCREASED SALES AND EARNINGS FOR ITS SECOND QUARTER 2017

Ocala, FL…June 15, 2017—Today Nobility Homes, Inc. (OTCQX: NOBH) announced increased sales and earnings results for its second quarter ended May 6, 2017. Sales for second quarter 2017 were up 24% to $10,046,071 as compared to $8,115,840 recorded in second quarter 2016. Income from operations was up 34% to $1,276,598 versus $953,869 last year. Net income after taxes was $1,107,509 as compared to $3,671,881 last year. In the second quarter of 2016 the Company sold its limited partnership interest in CRF III, Ltd. (“Cypress Creek”), a retirement community which resulted in a gain of $3,990,000 and also received revenue of $788,566 under an escrow arrangement related to the Finance Revenue Sharing Agreement between 21st Mortgage Corporation, Prestige Home Centers, Inc. and Majestic Homes Inc. In the second quarter of 2017 we received revenue of $225,956 related to the Finance Revenue Sharing Agreement. Diluted earnings per share were $0.28 per share compared to $0.91 per share last year.

For the first six months of fiscal 2017, sales were up 20% to $18,619,471 as compared to $15,489,890 for the first six months of 2016. Income from operations was up 21% to $2,333,075 versus $1,929,610 last year. Net income after taxes was $1,810,832 compared to $4,350,282 last year. Diluted earnings per share were $0.45 per share compared to $1.08 per share last year.

Nobility’s financial position for the first six months of 2017 remains very strong with cash and cash equivalents and short term investments of $26,246,273 and no outstanding debt. Working capital is $34,537,149 and our ratio of current assets to current liabilities is 8.0:1. Stockholders’ equity is $46,018,873 and the book value per share of common stock outstanding increased to $11.49.

Terry Trexler, President, stated, “The demand for affordable manufactured housing in Florida and the U.S. continues to improve. According to the Florida Manufactured Housing Association, shipments in Florida for the period from February through April 2017 were up approximately 6% from the same period last year. Our sales and earnings continue to be affected by the lack of available retail and wholesale financing. Constrained consumer credit and the lack of lenders in the industry, partly as a result of an increase in government regulations, have limited many manufactured housing buyers from purchasing affordable manufactured homes.

We believe maintaining our strong financial position is vital for future growth and success. Because of the recent years of very challenging business conditions in our market area, management continues to evaluate all expenses and react in a manner consistent with maintaining our strong financial position, while exploring opportunities to expand our distribution and manufacturing operations.

Our many years of experience in the Florida market, combined with home buyers’ increased need for more affordable housing, should serve the Company well in the coming years. Management remains convinced that our specific geographic market is one of the best long-term growth areas in the country”.

On June 5, 2017 the Company celebrated its 50th anniversary in business specializing in the design and production of quality, affordable manufactured homes. With multiple retail sales centers, an insurance agency subsidiary, and an investment in a retirement manufactured home community, we are the only vertically integrated manufactured home company headquartered in Florida.

MANAGEMENT WILL NOT HOLD A CONFERENCE CALL. IF YOU HAVE ANY QUESTIONS, PLEASE CALL TERRY OR TOM TREXLER @ 800-476-6624 EXT 221 OR TERRY@NOBILITYHOMES.COM OR TOM@NOBILITYHOMES.COM

Certain statements in this report are forward-looking statements within the meaning of the federal securities laws. Although Nobility believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, there are risks and uncertainties that may cause actual results to differ materially from expectations. These risks and uncertainties include, but are not limited to, competitive pricing pressures at both the wholesale and retail levels, increasing material costs, uncertain economic conditions, changes in market demand, changes in interest rates, availability of financing for retail and wholesale purchasers, consumer confidence, adverse weather conditions that reduce sales at retail centers, the risk of manufacturing plant shutdowns due to storms or other factors, the impact of marketing and cost-management programs, reliance on the Florida economy, possible labor shortages, possible materials shortages, increasing labor cost, cyclical nature of the manufactured housing industry, impact of fuel costs, catastrophic events impacting insurance costs, availability of insurance coverage for various risks to Nobility, market demographics, management’s ability to attract and retain executive officers and key personnel, increased global tensions, market disruptions resulting from terrorist or other attack and any armed conflict involving the United States and the impact of inflation.

NOBILITY HOMES, INC.

Consolidated Balance Sheets

	May 6, 2017	November 5, 2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$25,636,624	$24,562,638
Short-term investments	609,649	481,025
Accounts receivable - trade	2,733,027	2,641,763
Note receivable	—	500,000
Mortgage notes receivable	12,822	9,717
Inventories	7,854,513	6,969,081
Pre-owned homes, net	1,421,517	1,295,694
Property held for sale	213,437	213,437
Prepaid expenses and other current assets	520,410	638,939
Deferred income taxes	493,559	556,773

Total current assets	39,495,558	37,869,067

Property, plant and equipment, net	4,170,090	4,063,711
Pre-owned homes, net	1,119,948	1,733,610
Interest receivable	78,413	48,376
Note receivable, less current portion	1,530,000	2,030,000
Mortgage notes receivable, less current portion	242,117	174,270
Other investments	1,424,217	1,367,496
Property held for sale	386,018	386,018
Cash surrender value of life insurance	3,205,917	3,085,916
Other assets	156,287	156,287

Total assets	$51,808,565	$50,914,751

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$809,675	$835,279
Accrued compensation	606,669	682,815
Accrued expenses and other current liabilities	1,039,300	1,123,698
Income taxes payable	821,546	759,128
Customer deposits	1,681,219	1,706,795

Total current liabilities	4,958,409	5,107,715

Deferred income taxes	831,283	1,140,529

Total liabilities	5,789,692	6,248,244

Commitments and contingent liabilities

Stockholders’ equity:
Preferred stock, $.10 par value, 500,000 shares authorized; none issued and outstanding	—	—
Common stock, $.10 par value, 10,000,000 shares authorized; 5,364,907 shares issued	536,491	536,491
Additional paid in capital	10,668,349	10,663,348
Retained earnings	44,668,377	43,458,271
Accumulated other comprehensive income	394,795	266,171
Less treasury stock at cost, 1,360,067 shares in 2017 and 1,361,300 shares in 2016	(10,249,139)	(10,257,774)

Total stockholders’ equity	46,018,873	44,666,507

Total liabilities and stockholders’ equity	$51,808,565	$50,914,751

NOBILITY HOMES, INC.

Consolidated Statements of Comprehensive Income

Unaudited

	Three Months Ended		Six Months Ended
	May 6,	April 30,	May 6,	April 30,
	2017	2016	2017	2016
Net sales	$10,046,071	$8,115,840	$18,619,471	$15,489,890

Cost of goods sold	(7,647,187)	(6,150,272)	(14,196,523)	(11,767,887)

Gross profit	2,398,884	1,965,568	4,422,948	3,722,003

Selling, general and administrative expenses	(1,122,286)	(1,011,699)	(2,089,873)	(1,792,393)

Operating income	1,276,598	953,869	2,333,075	1,929,610

Other income
Interest income	31,357	22,044	71,804	34,091
Undistributed earnings in joint venture - Majestic 21	28,123	35,702	56,721	69,110
Proceeds received under escrow arrangement	225,956	788,566	225,956	788,566
Gain on sale of investment in retirement community	—	3,990,000	—	3,990,000
Miscellaneous	9,891	10,076	14,662	19,845

Total other income	295,327	4,846,388	369,143	4,901,612

Income before provision for income taxes	1,571,925	5,800,257	2,702,218	6,831,222

Income tax expense	(464,416)	(2,128,376)	(891,386)	(2,480,940)

Net income	1,107,509	3,671,881	1,810,832	4,350,282

Other comprehensive income (loss)
Unrealized investment gain (loss)	13,457	42,388	128,624	(27,251)

Comprehensive income	$1,120,966	$3,714,269	$1,939,456	$4,323,031

Weighted average number of shares outstanding:
Basic	4,004,840	4,023,439	4,004,539	4,024,378
Diluted	4,006,047	4,024,181	4,005,793	4,025,069

Net income per share:
Basic	$0.28	$0.91	$0.45	$1.08
Diluted	$0.28	$0.91	$0.45	$1.08